United States

Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2006

Home Federal Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2006, the Board of Directors of Home Federal Bancorp (the “Company”) adopted an Indianapolis Market Growth Plan for 2006 and 2007 (the “Plans”) and entered into Award Agreements under the Plans with Charles R. Farber, an Executive Vice President of the Company. The Plans will provide key executives of the Company who are selected by the Compensation Committee to receive an award under the Plans with the opportunity to earn annual incentive compensation based on the achievement of the strategic goals specified in the award. Once the Company has certified that the performance goals have been obtained for the performance period specified in an award, the Company will pay the award in cash to the executive as provided in the award agreement.

The awards granted to Mr. Farber under the Plans for 2006 and 2007 provide for incentive payments comprised of three components: Override, which is calculated as a percentage of the balance of loans and deposits (other than residential mortgage loans and public fund certificates of deposits) associated with the Indianapolis market locations on the day preceding the first day of the performance period; Growth, which is calculated as a percentage of the increase during the performance period in the balance of all loans and deposits (other than residential mortgage loans and public fund certificates of deposits) associated with the Indianapolis market locations; and Credit Quality Modifier, which reduces payouts pursuant to the Override and Growth components if the credit quality standards of the Indianapolis commercial portfolio are not maintained at target levels. Mr. Farber’s 2006 and 2007 awards provide for an Override percentage of .0125 percent and a Growth percentage of .0125 percent. No credit quality modifier applies under the 2006 award and the credit quality modifier for the 2007 award will be defined at the beginning of 2007. The performance periods are May 8, 2006 through December 31, 2006 for the 2006 award and January 1, 2007 through December 31, 2007 for the 2007 award.

Copies of the forms of the Indianapolis Market Growth Plan and Award Agreement under the Indianapolis Market Growth Plan are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Home Federal Bancorp Indianapolis Market Growth Plan
10.2	Form of Award Agreement under Home Federal Bancorp Indianapolis Market Growth Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 4, 2006	HOME FEDERAL BANCORP
	By:	/s/ Mark T. Gorski
Mark T. Gorski, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description	Location
10.1	Form of Home Federal Bancorp Indianapolis Market Growth Plan	Attached
10.2	Form of Award Agreement under Home Federal Bancorp Indianapolis Market Growth Plan	Attached